SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       AIM ADVANTAGE HEALTH SCIENCES FUND

A Special Meeting of Shareholders of AIM Advantage Health Sciences Fund, an investment portfolio of AIM Counselor Series Trust ("Trust"), a Delaware statutory trust, was held on March 15, 2007. The meeting was adjourned and reconvened on April 12, 2007. The meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization under which all of the assets and liabilities of AIM Advantage Health Sciences Fund (the "Fund"), a portfolio of Trust, will be transferred to AIM Global Health Care Fund ("Buying Fund"), a portfolio of AIM Investment Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                        Votes     Withheld/
Matter                                     Votes For   Against   Abstentions
------                                     ---------   -------   -----------
(1)  Approve an Agreement and Plan of
     Reorganization under which all of
     the assets and liabilities of AIM
     Advantage Health Sciences Fund (the
     "Fund"), a portfolio of AIM
     Counselor Series Trust ("Trust"),
     will be transferred to AIM Global
     Health Care Fund ("Buying Fund"),
     also a portfolio of Trust. Buying
     Fund will assume the liabilities of
     the Fund and Trust will issue
     shares of each class of Buying Fund
     to shareholders of the
     corresponding class of shares of
     the Fund and, in connection
     therewith, the sale of all of the
     Fund's assets and the termination
     of the Fund as a designated series
     of Trust. .........................   3,628,832   196,858     176,109

A Special Meeting of Shareholders of the Trust noted above was reconvened on April 12, 2007. At the reconvened meeting, the following matter was then considered:

                                                        Votes     Withheld/
Matter                                     Votes For   Against   Abstentions
------                                     ---------   -------   -----------
(1)  Approve an Agreement and Plan of
     Reorganization under which all of
     the assets and liabilities of AIM
     Advantage Health Sciences Fund (the
     "Fund"), a portfolio of AIM
     Counselor Series Trust ("Trust"),
     will be transferred to AIM Global
     Health Care Fund ("Buying Fund"),
     also a portfolio of Trust. Buying
     Fund will assume the liabilities of
     the Fund and Trust will issue
     shares of each class of Buying Fund
     to shareholders of the
     corresponding class of shares of
     the Fund and, in connection
     therewith, the sale of all of the
     Fund's assets and the termination
     of the Fund as a designated series
     of Trust. .........................   3,722,428   199,423     185,417

For a more detailed discussion on the Reorganization, please refer to the proxy statement that was filed on January 31, 2007 with the SEC under Accession number 0000950129-07-000286.

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